UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 24, 2005, CallWave, Inc., Santa Barbara, California (“CallWave”) also issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that CallWave has made an equity investment in and entered into a license agreement with ring2 Communications, Ltd., of London, UK.

On January 25, 2005, CallWave, Inc., Santa Barbara, California (“CallWave”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that CallWave has filed an action for declaratory relief in United States District Court for the Central District of California against Web Telephony, requesting that the Court confirm that CallWave does not infringe certain patents allegedly owned by Web Telephony.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated January 24, 2005, announcing CallWave’s investment and license agreement with ring2 Communications, Ltd.

99.2	Press Release dated January 25, 2005, announcing CallWave has filed an action for declaratory relief in United States District Court for the Central District of California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: January 25, 2005	By:	/s/ David F. Hofstatter
David F. Hofstatter
President and Chief Executive Officer

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